Exhibit 1.1

EXECUTION VERSION

PEOPLE’S UNITED FINANCIAL, INC.

10,000,000 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock,

Series A ($0.01 par value per share, liquidation preference $25.00 per share)

Underwriting Agreement

October 24, 2016

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

Goldman, Sachs & Co.

Keefe, Bruyette & Woods, Inc.

  As Representatives of the

  several Underwriters listed

  in Schedule 1 hereto

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10017

Wells Fargo Securities, LLC

550 South Tyron Street, 5th Floor

Charlotte, North Carolina 28202

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue, 4th Floor

New York, New York 10019

Ladies and Gentlemen:

People’s United Financial, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Goldman, Sachs & Co. and Keefe, Bruyette & Woods, Inc. are acting as the representatives (the “Representatives”), 10,000,000 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, $0.01 par value per share, with a liquidation preference of $25.00 per share (the “Preferred Stock”) of the Company (said shares, the “Shares”).

The rights, powers and preferences of the Preferred Stock are set forth in the certificate of designations relating to the Preferred Stock to be filed with the Secretary of State of the State of Delaware on or prior to the Closing Date (as defined here) (the “Certificate of Designations”).

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-213710), including a prospectus, relating to the securities, including the Shares, to be issued from time to time by the Company. Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each preliminary prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information and any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act that omits Rule 430 Information (but without regard to any prospectus supplements relating specifically to securities other than the Shares), and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement or the Prospectus, as applicable.

At or prior to the time when sales of the Shares were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated October 24, 2016, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto as constituting part of the Time of Sale Information.

2. Purchase of the Shares by the Underwriters. (a) The Company agrees to issue and sell the Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per share of $24.625 for the 7,877,000 Shares reserved to be sold to certain institutions and at a price per share of $24.2125 for all other Shares (together, the “Purchase Price”) from the Company the respective number of Shares set forth opposite such Underwriter’s name in Schedule 1 hereto. The Company will not be obligated to deliver any of the Shares except upon payment for all the Shares to be purchased as provided herein.

(b) The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company further understands that the Shares are to be offered to the public initially at $25.00 per share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $0.25 per share for Shares sold to certain institutions and $0.50 per share for all other Shares under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $0.20 per share for Shares sold to certain institutions and $0.45 per share for all other Shares under the Public Offering Price, to any Underwriter or to certain other dealers. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through any Underwriter.

(c) Payment for and delivery of the Shares will be made at the offices of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019-7475 at 10:00 A.M., New York City time, on October 31, 2016, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing (such date of payment and delivery, the “Closing Date”).

(d) Payment for the Shares shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the respective accounts of the Underwriters, of the Shares to be purchased on such date with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company. The Shares to be so delivered will be delivered through the facilities of DTC.

(e) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary

Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter for use in any Preliminary Prospectus.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) any Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex B hereto as constituting the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus and any other Issuer Free Writing Prospectus filed prior to the Time of Sale and listed on Annex B hereto, did not, and at the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter for use in any Issuer Free Writing Prospectus.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied, and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby except as may be expressly stated in the related notes thereto, and the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and present fairly, in all material respects, the information stated therein.

(g) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (except for the dividend declared by the board of directors of the Company on July 21, 2016 and paid on August 15, 2016 and the dividend declared by the board of directors of the Company on October 20, 2016 to be paid on November 15, 2016), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial position or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(h) Organization and Good Standing. The Company has been duly formed and is validly existing and in good standing under the laws of the State of Delaware and is duly registered as a bank holding company that has elected to be treated as a financial holding company under the Bank Holding Company Act of 1956, as amended. People’s United Bank, National Association (“People’s United Bank”), has been duly formed and is validly existing under the laws of the United States of America and is duly registered as a national banking association with the Office of the Comptroller of the Currency. Each other subsidiary of the Company has been duly formed and is validly existing and in good standing under the laws of their respective jurisdictions of organization except where the failure to be so duly formed and validly existing or in good standing would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the business, financial position or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Shares (a “Material Adverse Effect”). The Company and each of its subsidiaries are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries listed in Exhibit 21 to the Company’s 2015 Annual Report on Form 10-K and (ii) subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

(i) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization” and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company, including People’s United Bank, have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(j) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to issue and deliver the Shares and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by the Company of this Agreement, the due and proper authorization, issuance and delivery of the Shares and the consummation by the Company of the transactions contemplated hereby and thereby has been duly and validly taken.

(k) The Shares. The Shares have been duly authorized and, when the Shares are issued and delivered and paid for as provided herein, the Shares (i) will be duly and validly issued, will be fully paid and nonassessable and (ii) will have the rights, powers, preferences and designations set forth in the Certificate of Designations. The issuance of the Shares is not subject to any preemptive or similar rights. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no limitations on the ability of the Company to make distributions in respect of or to redeem the Shares.

(l) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(m) Descriptions. This Agreement conforms and the Shares will conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(n) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and compliance by the Company with the terms hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the certificate of incorporation or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation by the Company or any of its subsidiaries of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and compliance by the Company with the terms hereof and thereof and the consummation of the transactions contemplated hereby and thereby, except for the registration of the Shares under the Securities Act, the filing of the Certificate of Designations with the Secretary of State of the State of Delaware and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

(q) Absence of Legal Proceedings. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus and except for confidential supervisory information, which under applicable banking law and regulation, the Company may not address in this representation, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may reasonably be expected to become a party or to which any property of the Company or any of its subsidiaries is or may reasonably be expected to become the subject that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are, to the best knowledge of the Company, threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(r) Independent Accountants. KPMG LLP, who has certified certain financial statements of the Company and its subsidiaries is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(s) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus and except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

(u) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).

(v) Taxes. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus and except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have paid all federal, state, local and foreign taxes (except for any such tax that is currently being contested in good faith) and filed (or requested an extension of the filing date for) all tax returns required to be paid or filed through the date hereof.

(w) Licenses and Permits. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such notice or failure to renew would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x) No Labor Disputes. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, no labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y) Compliance with ERISA. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), other than a “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA) that is maintained, administered or contributed to by the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), and no such Plan is reasonably expected to fail such minimum funding standards; (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to any Plan; and (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan or any “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA, except where such failure to maintain, occurrence of prohibited transaction, deficiency or reportable event, failure to exceed the value of benefits or incurrence of liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z) Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(aa) Accounting Controls. The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, its respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company’s internal controls.

(bb) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(cc) Insurance. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company believes are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except where such capital improvements or other expenses or failure to renew would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director or officer of the Company or any of its subsidiaries nor, to the best knowledge of the Company, any agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee from corporate funds, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or any other applicable anti bribery or anti corruption law or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures reasonably designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ee) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ff) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors or officers, nor, to the knowledge of the Company, any agent, affiliate or employee of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) for the purpose of funding or facilitating any unlawful activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) for the purpose of funding or facilitating any unlawful activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any material dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(gg) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus and except for any restrictions provided by applicable laws or regulations where the restrictions would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(hh) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(ii) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(jj) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any unlawful stabilization or manipulation of the price of the Shares.

(kk) Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(ll) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Information and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(mm) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(nn) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications, except where such failure would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(oo) Status under the Securities Act. The Company is not an “ineligible issuer” and is a “well-known seasoned issuer”, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Shares.

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Annex C hereto) to the extent required by Rule 433 under the Securities Act; and, during the Prospectus Delivery Period (as defined below) will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day preceding the Closing Date in such quantities as the Representatives may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Company will deliver, upon request and without charge, (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the

Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus (other than an amendment or supplement relating solely to an offering of securities other than the Shares or an amendment effected solely by the incorporation by reference into the Registration Statement of a subsequent filing made with the Commission under the Exchange Act after the Closing Date), whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the

Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will use its reasonable efforts to obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Time of Sale Information will comply with law.

(f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date”

(as defined in Rule 158) of the Registration Statement; provided that the Company may make such earning statement generally available by filing quarterly and annual reports with the Commission as may be required by the Exchange Act.

(i) Clear Market. During the period of 30 days from the date hereof, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any preferred stock issued by the Company other than the Shares to be sold hereunder.

(j) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.

(k) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any unlawful stabilization or manipulation of the price of the Shares.

(l) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(m) Exchange Listing. The Company will use commercially reasonable efforts to list for quotation the Shares on either the NASDAQ Global Select Market or the NASDAQ Global Market (as applicable, the “NASDAQ Market”) within 30 days after the Closing Date.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Shares on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall have been instituted or, to the knowledge of the Company, be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Shares or any other preferred stock or debt securities of, or guaranteed by, the Company or People’s United Bank by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Shares or of any other preferred stock or debt securities of, or guaranteed by, the Company or People’s United Bank (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officer, the representations set forth in

Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date, KPMG LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that a letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to such date.

(g) Opinion and 10b-5 Statement of General Counsel and Counsel for the Company. Robert E. Trautmann, Senior Executive Vice President and General Counsel for the Company, and Simpson Thacher & Bartlett LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinions and 10b-5 statements, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A hereto.

(h) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement of Cravath, Swaine & Moore LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Shares.

(j) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the valid existence or good standing, as applicable, of the Company, People’s United Bank, People’s Capital and Leasing Corp., People’s Securities, Inc., People’s United Equipment Finance Corp. and People’s United Insurance Agency, Inc. in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k) Certificate of Designations. The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware.

(l) Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter for use therein.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following: (i) the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” and (ii) the information relating to stabilizing transactions, penalty bids and syndicate covering transactions in the eleventh and twelfth paragraphs (in the case of the Preliminary Prospectus) and the tenth and the eleventh paragraphs (in the case of the Prospectus) under the caption “Underwriting”.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7, except to the extent that the Indemnifying Person has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to Section 7 that the Indemnifying Party may designate in such proceeding and shall pay the reasonable and documented fees and expenses of such proceeding and shall pay the reasonable and documented fees and expenses of counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties, in the reasonable judgment of the Indemnified Person, by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable and documented fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person (not to be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the NASDAQ Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on the New York Stock Exchange or the NASDAQ Market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10. Defaulting Underwriter. (a) If, on the Closing Date , any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons reasonably satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number such Shares that remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of such Shares that remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default (which damages, for the avoidance of doubt, may include, without limitation, the expenses incurred by the Company as set forth in Section 11 hereof).

11. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing this Agreement; (iv) the costs and charges of any transfer agent and any registrar; (v) the fees and expenses of the Company’s counsel and independent accountants; (vi) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the reasonable related fees and expenses of counsel for the Underwriters, combined with those in clause (viii) below, not to exceed $7,500); (vii) any fees charged by rating agencies for rating the Shares; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority (including the reasonable related fees and expenses of counsel for the Underwriters, combined with those in clause (vi) above, not to exceed $7,500); (ix) all costs and expenses incident to listing the Shares on the NASDAQ Market; and (x) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for failure to satisfy any condition set forth in Section 6 permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15. Miscellaneous. (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of the Underwriters or Representatives given by the Representatives jointly.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10017 (fax: 212-834-6081), Attention: High Grade Syndicate Desk, 3rd Floor; Wells Fargo Securities, LLC, 550 South Tyron Street, 5th Floor, Charlotte, North Carolina 28202 (fax: 704-410-0326), Attention: Transaction Management; Goldman, Sachs & Co., 200 West Street, New York, New York 10282 (fax: 212-902-9316), Attention: Registration Department; and Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, New York 10019 (fax: 212-582-1592), Attention: Capital Markets. Notices to the Company shall be given to it at People’s United Financial, Inc., 850 Main Street, Bridgeport, Connecticut 06604, (fax: (203) 338-3457); Attention: R. David Rosato, Chief Financial Officer.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

PEOPLE’S UNITED FINANCIAL, INC.

By:	/s/ R. David Rosato
	Name:	R. David Rosato
	Title:	Senior Executive Vice President and Chief Financial Officer

[Signature Page to the Underwriting Agreement]

Accepted as of the date hereof

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:	/s/ Stephen L. Sheiner
	Name:	Stephen L. Sheiner
	Title:	Executive Director

WELLS FARGO SECURITIES, LLC

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Director

GOLDMAN, SACHS & CO.

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:	/s/ Daniel Young
	Name:	Daniel Young
	Title:	Managing Director

KEEFE, BRUYETTE & WOODS, INC.

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:	/s/ Lisa Schultz
	Name:	Lisa Schultz
	Title:	Managing Director

[Signature Page to the Underwriting Agreement]

Schedule 1

Underwriter	Number of Shares
J.P. Morgan Securities LLC	3,000,000
Wells Fargo Securities, LLC	3,000,000
Goldman, Sachs & Co.	1,850,000
Keefe, Bruyette & Woods, Inc.	1,850,000
Janney Montgomery Scott LLC	300,000

Total:	10,000,000

Schedule 1

Annex B

Time of Sale Information

Pricing Term Sheet dated as of October 24, 2016 substantially in the form of Annex C

Annex B

Annex C

People’s United Financial, Inc.

Pricing Term Sheet

Filed pursuant to Rule 433

Dated October 24, 2016

Registration No. 333-213710

FIXED-TO-FLOATING RATE NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A

Pricing Term Sheet

This term sheet supplements the information set forth under “Description of Preferred Stock” in the preliminary prospectus supplement, dated October 24, 2016, to the prospectus, dated September 20, 2016.

Issuer:	People’s United Financial, Inc.

Security:	Fixed-to-floating rate non-cumulative perpetual preferred stock, Series A of the Issuer (the “Preferred Stock”)

Size:	$250,000,000 (10,000,000 shares of Preferred Stock (“Shares”))

Liquidation Preference:	$25.00 per Share

Term:	Perpetual

Dividend Rate (Non-Cumulative):	From October 31, 2016 to, but excluding, December 15, 2026, 5.625% per annum and from and including December 15, 2026, three-month LIBOR plus a spread of 4.02% per annum, in each case, only when, as and if declared.

Dividend Payment Dates:	Quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on December 15, 2016, in each case, if declared by the Issuer’s board of directors or a duly authorized committee of the Issuer’s board of directors.

Day Count:	From October 31, 2016 to, but excluding, December 15, 2026, 30/360 and from and including December 15, 2026, Actual/360

Trade Date:	October 24, 2016

Settlement Date:	October 31, 2016 (DTC) (T+5)

Redemption:	The Issuer may redeem the Preferred Stock at its option, in whole or in part, from time to time, on or after December 15, 2026, at a redemption price equal to $25.00 per Share, plus any declared and unpaid dividends for prior dividend periods and any accrued but unpaid (whether or not declared) dividends for the

Annex C

then-current dividend period to, but excluding, the redemption date. In addition, at any time within 90 days following a regulatory capital treatment event (as defined in the preliminary prospectus supplement dated October 24, 2016), the Issuer may provide notice of its intent to redeem the Preferred Stock and may subsequently redeem the Preferred Stock in whole, but not in part, at a redemption price equal to $25.00 per Share, plus any declared and unpaid dividends for prior dividend periods and any accrued but unpaid (whether or not declared) dividends for the then-current dividend period to but excluding the redemption date.

Any redemption of the Preferred Stock is subject to the Issuer’s receipt of any required prior approval from the Board of Governors of the Federal Reserve System (the “Federal Reserve”) or any other regulatory authority and to the satisfaction of any conditions set forth in the capital rules or regulations of the Federal Reserve or any other regulatory authority applicable to redemption of the Preferred Stock.

Clear Market:	During the period of 30 days from October 24, 2016, the Issuer will not, without prior written consent of the Joint Bookrunners, offer, sell, contract to sell or otherwise dispose of any preferred stock issued by the Issuer other than the Shares to be sold in this offering.

Listing:	The Issuer intends to apply to list the Shares on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “PBCTP.” If the application to list is approved, trading of the Shares on NASDAQ is expected to begin within 30 days after they are first issued.

Public Offering Price:	$25.00 per Share

Underwriting Discounts and Commissions:	$0.4626 per Share*

Net Proceeds (before expenses) to the Issuer:	$245,374,262.50

Joint Bookrunners:	J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Goldman, Sachs & Co., Keefe, Bruyette & Woods, Inc.

Co-Manager:	Janney Montgomery Scott LLC

CUSIP/ISIN for the Shares:	712704 204 / US7127042049

*	Reflects 7,877,000 Shares sold to certain institutions, for which the underwriting discount deducted from the public offering price will be $0.375 per Share, and 2,123,000 Shares sold to other investors, for which the underwriting discount deducted will be $0.7875.

The Shares are not deposits or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

People’s United Financial, Inc. has filed a registration statement (including a prospectus and preliminary prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read each of these documents and the other documents People’s United Financial, Inc. has filed with the SEC and incorporated by reference in such documents for more complete information about People’s United Financial, Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain a copy of these documents by calling J.P. Morgan Securities LLC collect at 212-834-4533, Wells Fargo Securities, LLC toll-free at 1-800-645-3751, Goldman, Sachs & Co. toll-free at 1-866-471-2526 or Keefe, Bruyette & Woods, Inc. at 1-800-966-1559.

Settlement Period: The closing will occur on October 31, 2016, which will be more than three U.S. business days after the date of this pricing term sheet. Rule 15c6-1 under the Securities Exchange Act of 1934 generally requires that securities trades in the secondary market settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade their Shares on the initial pricing date of the Shares or the succeeding business day will be required, by virtue of the fact that the Shares initially will settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement and should consult their advisors.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers were automatically generated as a result of this communication being sent via Bloomberg or another email system.